UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 OR 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest reported event):  December 8, 2003


                     Internet Business's International, Inc.
             (Exact name of registrant as specified in its charter)


          Nevada                      0-20259                    33-0845463
(State or other jurisdiction        (Commission                (IRS Employer
of  incorporation)                  File  Number)           Identification  No.)


                        2250 East Tropicana, Suite 19-309
                             Las Vegas, Nevada 89119

               (Address of principal executive offices)  (Zip Code)

                                 (775) 588-2387
               Registrant's telephone number, including area code

                                      None
          (Former name or former address, if changed since last report)


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ITEM  5.  OTHER  INFORMATION.

On December 8, 2003, Internet Business's International, Inc. ("IBII") entered into an Asset Purchase Agreement with Debit Card Marketing Company, Inc. ("DCM") pursuant to which IBII would purchase from DCM, the Anonymous Debit Cash Card, the Chex First agreement, the Senior Plan agreement, DCME stock and other assets of DCM (collectively referred to as the "Assets") in exchange for 60,000,000 shares of Global Debit Cash Card restricted common stock.

The Asset Purchase Agreement is filed herewith as Exhibit 99.1, and the description contained herein of the Asset Purchase Agreement is qualified in its entirety by reference to such exhibit.

ITEM  7.  FINANCIAL  STATEMENTS  AND  EXHIBITS

(c)     Exhibits

Exhibit  No.     Description

99.1 Asset Purchase Agreement dated December 8, 2003 by and between Internet Business International, Inc. and Debit Card Marketing Company, Inc.

Exhibits to the Asset Purchase Agreement have not been filed with this Form 8-K as the Company does not believe that such exhibits would contain information material to an investment decision that is not otherwise disclosed. The Company hereby agrees to furnish a copy of any omitted exhibit to the Securities and Exchange Commission upon its request.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           INTERNET BUSINESS INTERNATIONAL, INC.


Date:  February  25,  2004                 By:  /s/Albert  R.  Reda
                                           Albert  R.  Reda
                                           Chief  Executive  Officer


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